EXHIBIT 3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


               BIOCIRCUITS CORPORATION


      WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


No. 1996-B1                                   222,345 shares


     FOR VALUE RECEIVED, BIOCIRCUITS CORPORATION, a Delaware corporation (the "Company"), with its principal office at 1324 Chesapeake Terrace, Sunnyvale, California 94089, hereby certifies that Beckman Instruments, Inc. ("Holder"), or its assigns, in consideration for payment of $100.00, is entitled, subject to the provisions of this Warrant and pursuant to the terms of that certain Convertible Secured Promissory Note dated August 15, 1995, as amended, (the "Note") to purchase from the Company, at any time before 5:00 p.m. (Pacific Standard Time) August 15, 2000 (the "Expiration Date"), such number of fully paid and nonassessable shares of Common Stock of the Company as set forth above, subject to adjustment as hereinafter provided.

     Holder may purchase such number of shares of Common
Stock at a purchase price per share of $3.4469311 (the
"Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

     The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

     Section 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part on any business day on or prior to the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, Holder shall be deemed to be the Holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

     Section 2. RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, securities interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

     Section 3. FRACTIONAL INTEREST. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the Exercise Price of the fractional share. The Exercise
Price of a fraction of a share is determined as follows:
multiply the Exercise Price of a full share by the fraction of a share and round the result to the nearest cent.

     Section 4.  ASSIGNMENT OR LOSS OF WARRANT.

          (a) Except as provided in Section 9, Holder shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of
Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a "Holder" for purposes of this Warrant) and, if Holder's entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

          (b) The Company shall issue a new Warrant in place of any previously issued Warrant alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Company's Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction (provided that an affidavit of Holder will be satisfactory for such purpose) and the giving of such indemnity as the Company's Board of Directors may request for the protection of the Company or transfer agent or registrar (provided that the Holder's own indemnification agreement in form reasonably satisfactory to the Company shall under all circumstances be satisfactory, and no bond shall be required). Upon surrender of any previously issued Warrant that has been mutilated, the Company shall issue a new Warrant in place thereof.

     Section 5. RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

     Section 6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the beginning of certain events, as follows:

          (a) Adjustment for Change in Capital Stock. If at any time after December 13, 1996, the Company:

               (A)  pays a dividend or makes a distribution
                    on its Common Stock in shares of its
                    Common Stock;

               (B)  subdivides its outstanding shares of
                    Common Stock into a greater number of
                    shares;

               (C)  combines its outstanding shares of
                    Common Stock into a smaller number of
                    shares;

               (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (E)  issues by reclassification of its Common
                    Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of capital stock of the Company which Holder would have owned immediately following such action if Holder had exercised this Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     (b) Minimum Adjustment. No adjustment in the Exercise Price of this Section 6 shall be required unless such adjustment would require an increase or decrease of at least ($.05) in such Exercise Price; provided, however, that any adjustments which by reason of this subsection are not required to be made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest share, as the case may be.

     (c) Deferral of Issuance or Payment. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event (i) issuing to Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of common stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

     (d) When No Adjustment Required. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent this Warrant becomes exercisable into cash, no adjustment need be made thereafter as to the cash, and interest will not accrue on the cash.

     (e)  Notice of Certain Actions.  In the event that:

          (A) the Company shall authorize the issuance to all holders of its Common Stock of rights, warrants, options or convertible securities to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants, options or convertible securities; or

          (B) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the Exercise Price shall have been adjusted pursuant to subsection (a) of this Section 6 or cash dividends or cash distributions payable out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business); or

          (C)  the Company shall authorize any capital
reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company as an entirety or substantially as an entirety; or

          (D) the Company is the subject of a voluntary or involuntary dissolution, liquidation or winding-up procedure; or

          (E)  the Company proposes to take any action
(other than actions of the character described in subsection
(a) of this Section 6) that would require an adjustment of the Exercise Price pursuant to this Section 6;

the Company shall cause to be mailed by first-class mail to Holder, at least twenty (20) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

          (f) No Adjustment Upon Exercise of Warrant. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares after exercise of this Warrant.

     Section 7. OFFICERS' CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment.
Each such officers' certificate shall be signed by the chairperson, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by Holder.

     Section 8. RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provisions shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization, or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (a) of Section 6.

     Section 9. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any of the Warrant Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after the acquisition of such Warrant Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provision of this Section 9 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent holders of this Warrant, if any.

     Section 10.  MODIFICATION AND WAIVER.  Neither this
Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

     Section 11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent and addressed as follows:

          (i)  if to the Company, to:

                    Biocircuits Corporation
                    1324 Chesapeake Terrace
                    Sunnyvale, California 94089
                    Attention:  Donald B. Hawthorne
                                Chief Financial Officer
                    Facsimile No.:  (408) 752-8790

          with a copy so mailed to:

                    Cooley Godward LLP
                    Five Palo Alto Square
                    Palo Alto, California 94306-2155
                    Attention:  Deborah A. Marshall, Esq.
                    Facsimile No.:  (415) 857-0663

               or to such other person at such other place as the Company shall designate to Purchaser in writing; and

          (ii) if to Purchaser, to:

                    Beckman Instruments, Inc.
                    2500 Harbor Boulevard
                    Fullerton, California 92834
                    Attention:  Treasurer
                    Facsimile No.:  (714) 773-8111

          with a copy so mailed to the General Counsel of Beckman Instruments, Inc. at the above address or at such other address or addresses as may have been furnished to the Company in writing.

     Section 12. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to its conflicts of laws principles.

     IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of December 13, 1996.


                              BIOCIRCUITS CORPORATION


                              By:  /s/ John Kaiser
                                   John Kaiser
                                   Chief Executive Officer

                    PURCHASE FORM


                                    Dated____________, 199__


     The undersigned hereby irrevocably elects to exercise the within Warrant, No. 199_-___, to purchase _______ shares of Common Stock and hereby makes payment of $______________ in payment of the exercise price thereof.


                              BECKMAN INSTRUMENTS, INC.


                              By:__________________________
                                   Louis T. Rosso
                                   Chief Executive Officer

                    ASSIGNMENT FORM


                                     Dated____________, 199_


     FOR VALUE RECEIVED, Beckman Instruments, Inc. hereby sells, assigns and transfers unto __________________________
________________________________________ (the "Assignee"),
 (please type or print in block letters)

____________________________________________________________
 (insert address)

its right to purchase up to _________ shares of Common Stock represented by this Warrant, No. 199__-____, and does hereby irrevocably constitute and appoint _________________________ attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                              BECKMAN INSTRUMENTS, INC.


                              By:__________________________
                                   Louis T. Rosso
                                   Chief Executive Officer